Goldman Sachs Trust (the “Trust”)

Goldman Sachs Asset Allocation Portfolios

Class A, B, C, Service and Institutional Shares of

Goldman Sachs Balanced Strategy Portfolio
Goldman Sachs Growth and Income Strategy Portfolio
Goldman Sachs Growth Strategy Portfolio
Goldman Sachs Equity Growth Strategy Portfolio

Supplement dated September 8, 2006 to the

Prospectuses dated April 28, 2006

Goldman Sachs Specialty Funds

Class A, B, C, Service and Institutional Shares of

Goldman Sachs U.S. Equity Dividend and Premium Fund
Goldman Sachs Tollkeeper FundSM
Goldman Sachs Structured Tax-Managed Equity Fund
Goldman Sachs Real Estate Securities Fund

Supplement dated September 8, 2006 to the

Prospectuses dated April 28, 2006

Goldman Sachs Structured U.S. Equity Flex Fund

Class A, C and Institutional Shares

Supplement dated September 8, 2006 to the

Prospectuses dated June 14, 2006

Goldman Sachs Domestic Equity Funds

Class A, B, C, Service and Institutional Shares of

Goldman Sachs Balanced Fund
Goldman Sachs Research Select FundSM
Goldman Sachs Capital Growth Fund
Goldman Sachs Growth and Income Fund
Goldman Sachs Large Cap Value Fund
Goldman Sachs Strategic Growth Fund
Goldman Sachs Concentrated Growth Fund
Goldman Sachs Mid Cap Value Fund
Goldman Sachs Growth Opportunities Fund
Goldman Sachs Small/ Mid Cap Growth Fund
Goldman Sachs Small Cap Value Fund

Supplement dated September 8, 2006 to the

Prospectuses dated December 29, 2005

     Effective November 10, 2006, the Goldman Sachs High Yield and High Yield Municipal Funds will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 60 calendar days or less. Prior to November 10, 2006 a redemption fee was imposed on the redemption of shares (including by exchange) of the Goldman Sachs High Yield Fund held for 30 calendar days or less and no redemption fee was imposed on the High Yield Municipal Fund. Accordingly, the first sentence of the second full paragraph under “Restrictions on Excessive Trading Practices — Policies and Procedures on Excessive Trading Practices” in the Shareholder Guide of the Prospectuses is hereby revised as follows:

     To deter excessive shareholder trading, the International Equity Funds and certain Fixed Income Funds (which are offered in separate prospectuses) impose a redemption fee on redemptions made within 30 calendar days of purchase (60 calendar days with respect to Goldman Sachs High Yield Fund and High Yield Municipal Fund) subject to certain exceptions.

REDFEESTCK 9-06

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